UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):
March 28, 2017

Independent Bank Group, Inc.
(Exact Name of Registrant as Specified in Charter)
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Texas	001-35854	13-4219346
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Redbud Boulevard, Suite 400
McKinney, TX 75069-3257
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:
(972) 562-9004

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.
As previously announced, on November 21, 2016, Independent Bank Group, Inc. (the “Company”) and Carlile Bancshares, Inc. (“CBI”) entered into an Agreement and Plan of Reorganization (“Reorganization Agreement”), whereby the Company acquired CBI through the merger of CBI with and into the Company. This transaction was completed, effective as of April 1, 2017. The Reorganization Agreement provided that at least three individuals associated with CBI would be elected to the Board of Directors of the Company (the “Board”) as part of the transaction. Tom C. Nichols, Christopher M. Doody and Mark K. Gormley were elected to the Board effective April 1, 2017, in satisfaction of this requirement.
The Reorganization Agreement also included a condition precedent that the Company enter into agreements regarding the election of the CBI related nominees. On March 28, 2017, the Company entered into a CBI Nominee Agreement (the “Agreement” and, collectively, the “Agreements”) with each of (i) Tom C. Nichols (“Nichols”), (ii) Trident IV PF Depositary Holdings, LLC and Trident IV Depositary Holdings, LLC (collectively, “Trident”) and (iii) LEP Carlile Holdings, LLC (“LEP”), and together with Nichols and Trident, the “Investors”), copies of which are attached as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 and are incorporated herein by reference. Pursuant to these Agreements, such Investors would have certain continuing rights to propose board nominees (“Nominees”) and maintain representation on the Board. The following is a summary of the Agreements:
Under his Agreement and provided that Nichols continues to satisfy the Company’s governance and ethics policies, the Company is required to nominate and recommend Nichols for election as a Class I director of the Company, and the Company, as the sole shareholder of Independent Bank, is required to elect Nichols as a director of Independent Bank.
Under their Agreements, Trident and LEP each have the right to designate one person as a Nominee to serve on the Company’s Board during the term of their Agreements. Mr. Doody is currently the designee of Trident and Mr. Gormley is currently the designee of LEP. Provided that these individuals continue to satisfy the Company’s governance and ethics policies, the Company is obligated to nominate and recommend Gormley as a Class II director and Doody as a Class III director. Trident and LEP have the right to appoint substitute representatives in certain circumstances.
If an Investor no longer beneficially owns at least 50% of the aggregate number of shares of common stock of the Company received pursuant to the Reorganization Agreement, then upon the written request of the Company’s Board, Nichols will, and Trident and LEP will cause their Nominee to, resign from the Company’s Board and the Company will have no further obligation to nominate and recommend such Nominee for election to the Company’s Board.
As of the date hereof, Trident and LEP each beneficially owns more than 5% of the outstanding common stock of the Company. The Board is currently comprised of twelve directors, and as required by the Reorganization Agreement, Messrs. Nichols, Doody and Gormley, as the CBI related Nominees, constitute 25% of the Company’s Board members.
The Nominees will receive the same compensation and indemnification as the Company’s other nonemployee directors.

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.
The following exhibits are filed as exhibits to this Current Report on Form 8-K:

Exhibit No.	Description of Exhibit
Exhibit 10.1	CBI Nominee Agreement, dated March 28, 2017, by and among the Company and Tom C. Nichols
Exhibit 10.2	CBI Nominee Agreement, dated as of March 28, 2017, by and among the Company and Trident IV PF Depositary Holdings, LLC and Trident IV Depositary Holdings, LLC
Exhibit 10.3	CBI Nominee Agreement, dated March 28, 2017, by and among the Company and LEP Carlile Holdings, LLC

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated April 14, 2017
INDEPENDENT BANK GROUP, INC.
(Registrant)

By:	/s/ David R. Brooks
Name:	David R. Brooks
Title:	Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
Exhibit 10.1	CBI Nominee Agreement, dated March 28, 2017, by and among the Company and Tom C. Nichols
Exhibit 10.2	CBI Nominee Agreement, dated as of March 28, 2017, by and among the Company and Trident IV PF Depositary Holdings, LLC and Trident IV Depositary Holdings, LLC
Exhibit 10.3	CBI Nominee Agreement, dated March 28, 2017, by and among the Company and LEP Carlile Holdings, LLC